Exhibit 4.20

                     CERTIFICATE OF TRUST OF
                   SOVEREIGN CAPITAL TRUST III

     THIS Certificate of Trust of Sovereign Capital Trust III (the "Trust") is being duly executed and filed by The Bank of New York (Delaware), The Bank of New York, Mark R. McCollom and Jacquelyn Blue, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the
"Act").

     1. Name. The name of the business trust formed hereby is Sovereign Capital Trust III.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New
York (Delaware), White Clay Center, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                              THE BANK OF NEW YORK (DELAWARE),
                              not in its individual capacity but
                              solely as Trustee of the Trust

                              By:/s/Frederick W. Clark
                                   Name: Frederick W. Clark
                                   Title:Authorized Signatory


                              THE BANK OF NEW YORK, not in its
                              individual capacity but solely as
                              Trustee of the Trust

                              By:/s/Van K. Brown
                                   Name: Van K. Brown
                                   Title:Assistant Vice President


                              /s/Mark R. McCollom
                              MARK R. McCOLLOM, not in his
                              individual capacity but solely as
                              Trustee of the Trust


                              /s/Jacquelyn Blue
                              JACQUELYN BLUE, not in her
                              individual capacity but solely as
                              Trustee of the Trust